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Exhibit 3.1

ARTICLES OF RESTATEMENT

RESTATED ARTICLES OF INCORPORATION
OF
INTERDENT SERVICE CORPORATION

        Pursuant to RCW 23B.10.070, InterDent Service Corporation adopts the following Restated Articles of Incorporation, which shall supersede its heretofore existing Articles of Incorporation and all amendments thereto.

ARTICLE I

Name

        The name of this Corporation is InterDent Service Corporation.

ARTICLE II

Capital Stock

        A.    The Corporation is authorized to issue a total of One Thousand (1,000) shares, without par value, of Common Stock.

        B.    Holders of Common Stock are entitled to one vote per share. On dissolution of the Corporation, the holders of Common Stock are entitled to receive the net assets of the Corporation.

        C.    The Corporation shall not issue any nonvoting equity securities.

ARTICLE III

No Preemptive Rights

        Except as may otherwise be provided by the Board of Directors, no holder of any shares of this Corporation shall have any preemptive right to purchase, subscribe for or otherwise acquire any securities of this Corporation of any class or kind now or hereafter authorized.

ARTICLE IV

Number and Tenure of Directors

        This Corporation shall have at least three directors, the actual number and tenure to be fixed in accordance with the Bylaws.

ARTICLE V

Cumulative Voting

        There shall be no cumulative voting of shares in this Corporation.

ARTICLE VI

Shareholder Voting on Significant Corporate Action

        Any corporate action for which the Washington Business Corporation Act, as then in effect, would otherwise require approval by either a two-thirds vote of the shareholders of the Corporation or by a two-thirds vote of one or more voting groups shall be deemed approved by the shareholders or the voting group(s) if it is approved by the affirmative vote of the holders of a majority of shares entitled to vote or, if approval by voting groups is required, by the holders of a majority of shares within each voting group entitled to vote separately. Notwithstanding this Article, effect shall be given to any other provision of these Articles that specifically requires a greater vote for approval of any particular corporate action.

ARTICLE VII

Limitation on Director Liability

        To the fullest extent permitted by the law of the state of Washington, including Section 23B.08.320 of the Washington Business Corporation Act, and subject to the Bylaws of this Corporation, a director of this Corporation shall not be liable to the Corporation or its shareholders for monetary damages for his or her conduct as a director. Any amendment to or repeal of this Article shall not adversely affect any right of a director of this Corporation hereunder with respect to any acts or omissions of the director occurring prior to amendment or repeal.

ARTICLE VIII

Indemnification of Directors

        To the fullest extent permitted by the Bylaws of the Corporation and the law of the state of Washington, this Corporation is authorized to indemnify any of its directors. The Board of Directors shall be entitled to determine the terms of indemnification, including advance of expenses, and to give effect thereto through the adoption of Bylaws, approval of agreements, or by any other manner approved by the Board of Directors. Any amendment to or repeal of this Article shall not adversely affect any right of an individual with respect to any right to indemnification arising prior to such amendment or repeal.

INTERDENT SERVICE CORPORATION

By
Robert W. Hill, President

2

CERTIFICATE ACCOMPANYING
RESTATED ARTICLES OF INCORPORATION
OF
INTERDENT SERVICE CORPORATION

        The undersigned hereby certifies:

        1.     The name of the corporation is InterDent Service Corporation (the "Corporation").

        2.     The Restated Articles of Incorporation of the Corporation attached hereto contain amendments to the Articles of Incorporation requiring shareholder approval.

        3.     Articles II, IV, VII and VIII of the Articles of Incorporation of the Corporation are hereby amended so as henceforth to read as set forth in the Restated Articles of Incorporation.

        4.     The Restated Articles of Incorporation were adopted by the sole shareholder of the Corporation on October 7, 2003.

        5.     The Restated Articles of Incorporation were duly approved by the shareholder in accordance with the provisions of RCW 23B.10.030, 23B.10.040 and 23B.10.070.

DATED: October 8, 2003.

INTERDENT SERVICE CORPORATION

By
Robert W. Hill, President

3

STATE OF WASHINGTON
ARTICLES OF MERGER OF
IDI ACQUISITION CORP. (a Delaware corporation)
WITH AND INTO
INTERDENT SERVICE CORPORATION (a Washington corporation)

        Pursuant to the provisions of RCW 23B.11.050 and 23B.11.070 and Section 252(c) of the Delaware General Corporation Law (the "DGCL"), the undersigned corporations hereby submit the following Articles of Merger for filing with the Washington Secretary of State, for the purpose of merging IDI Acquisition Corp., a Delaware corporation ("IDI"), with and into InterDent Service Corporation, a Washington corporation (the "Surviving Corporation").

        1.     The Agreement and Plan of Merger between IDI and the Surviving Corporation (and solely for the purposes of Section 6 thereof, InterDent, Inc.) is attached hereto as Exhibit A and incorporated herein by this reference.

        2.     The merger was duly approved by the sole stockholder of IDI pursuant to the DGCL.

        3.     The approval of the shareholders of the Surviving Corporation was not required pursuant to RCW 23B.11.030.

        4.     The merger of IDI with and into the Surviving Corporation shall become effective upon the filing of these Articles of Merger with the Washington Secretary of State.

[signature page immediately follows]

DATED this 13th day of December, 2004.

INTERDENT SERVICE CORPORATION

By:
Name: Robert Hill
Title: Vice President & CFO

IDI ACQUISITION CORP.

By:
Name: Steven E. Hartman
Title: President

AGREEMENT AND PLAN OF MERGER

        This Agreement and Plan of Merger (this "Merger Agreement"), dated as of December 13, 2004, is by and between IDI Acquisition Corp., a Delaware corporation ("IDI Acquisition"), and InterDent Service Corporation, a Washington corporation ("InterDent Service"), and, solely for the purposes of Section 6 below, InterDent, Inc., a Delaware corporation ("IDI").

        The parties hereto agree as follows:

        1.     The Merger.    IDI Acquisition will be merged with and into InterDent Service (the "Merger") in accordance with this Merger Agreement, the Delaware General Corporation Law (the "DGCL"), and the Washington Business Corporation Act (the "WBCA"). From and after the Effective Time (as defined in Section 2 below), the separate existence of IDI Acquisition will terminate and InterDent Service will continue in existence as the surviving corporation (the "Surviving Corporation").

        2.     Effective Time of Merger.    The Merger will become effective at such time as (a) the Certificate of Merger (substantially in the form attached hereto as Exhibit A) is duly filed with the Secretary of State of Delaware under the DGCL, and (b) the Articles of Merger (substantially in the form attached hereto as Exhibit B) are duly filed with the Secretary of State of Washington under the WBCA (together, the "Effective Time"). IDI Acquisition and InterDent Service agree that the aforementioned Certificate of Merger and Articles of Merger shall be filed immediately following, and conditional upon, (i) the closing of an offering by IDI Acquisition of debt securities for gross cash proceeds of $80,000,000, and (ii) the purchase by IDI Acquisition of all of the shares of Class A convertible preferred stock ("Class A Preferred Stock") issued by IDI and the exercise of certain bring-along rights in connection therewith, as provided in that certain Stock Purchase Agreement, dated as of November 10, 2004, by and among Levine Leichtman Capital Partners II, L.P. ("LLCP II"); B III-A Capital Partners; L.P., B IV Capital Partners, L.P.; GMAM Investment Funds Trust II; IDI; and Pleasant Street Investors, LLC.

        3.     Articles of Incorporation and By-Laws of Surviving Corporation.    From and after the Effective Time, the Articles of Incorporation and the by-laws of InterDent Service will be the Articles of Incorporation and by-laws, respectively, of the Surviving Corporation. No amendments or changes in the Articles of Incorporation or by-laws of the Surviving Corporation will be effected by the Merger.

        4.     Directors and Officers.    Immediately following the Effective Time, the persons who were the directors and officers, respectively, of InterDent Service immediately prior to the Effective Time will be the directors and officers, respectively, of the Surviving Corporation.

        5.     Treatment of Outstanding Securities.

          (a)   As of the Effective Time, automatically and without further action, each share of IDI Acquisition's capital stock that is issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger, be cancelled.

          (b)   As of the Effective Time, automatically and without further action, each share of InterDent Service's capital stock that is issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger, remain unchanged and continue to remain outstanding.

        6.     Merger Consideration.

          (a)   As of the Effective Time, automatically and without further action, each share of outstanding capital stock of IDI that is owned by IDI Acquisition immediately prior to the Effective Time shall be cancelled; provided, however, that 1,000 shares of Class A Preferred Stock (the "Class A Preferred Shares") shall not be so cancelled but shall be distributed to IDI, the sole shareholder of InterDent Service, and then transferred to LLCP II, the sole stockholder of IDI Acquisition, as consideration for the Merger.

          (b)   The parties hereto understand that as consideration for the Merger, (i) IDI shall issue to LLCP II (x) a warrant to purchase 95,000 shares of Class C common stock of IDI ("Class C

  Common Stock") at an exercise price of $161.78, and (y) 5,000 shares of Class C Common Stock; and (ii) IDI shall transfer to LLCP II the Class A Preferred Shares.

        7.     Availability of Merger Agreement.    An original or attested copy of this Merger Agreement will be kept on file at the principal executive office of the Surviving Corporation and will be available for inspection and copying by any stockholder of the Surviving Corporation upon request and without charge.

        8.     Amendment.    Except to the extent prohibited by applicable law, any of the terms and conditions of this Merger Agreement may be waived at any time by the party entitled to the benefits thereof, and this Merger Agreement may be amended or otherwise modified at any time by written agreement of the parties hereto.

        9.     Filings, Other Actions.    The Merger and this Merger Agreement have been approved by the Board of Directors of each of IDI Acquisition, InterDent Service and IDI, and by the sole stockholder of IDI Acquisition. In the event that the Merger shall have been fully authorized in accordance with the provisions of the DGCL and the WBCA, each of IDI Acquisition and InterDent Service will cause to be executed and filed or recorded any document or documents prescribed by the laws of the State of Washington or the State of Delaware, and will cause to be performed any and all acts and things, and to make, execute, deliver, file, or record any and all instruments, papers, and documents which shall be or become necessary, proper, or convenient to carry out or put into effect any of the provisions of this Merger Agreement or of the Merger herein provided for.

        10.   Termination or Abandonment.    This Merger Agreement and the Merger may be terminated or abandoned at any time prior to the Effective Time by action of the Board of Directors of IDI Acquisition or InterDent Service, notwithstanding the approval of this Merger Agreement and the Merger by the sole stockholder of IDI Acquisition, and the Board of Directors of IDI Acquisition and InterDent Service. In the event of any termination or abandonment of this Merger Agreement and the Merger, this Merger Agreement will become void and of no effect, without any liability on the part of any party, its stockholders, directors or officers, or any other person or entity.

        11.   Miscellaneous.

          (a)   Counterparts.    This Merger Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement. In pleading or proving this Merger Agreement, it will not be necessary to produce or account for more than one counterpart hereof duly executed by the party to be charged.

          (b)   Captions.    The captions of sections of this Merger Agreement are for convenience of reference only, and will not affect the interpretation or construction of this Merger Agreement.

          (c)   Binding Effect and Benefits; No Third-Party Beneficiaries.    This Merger Agreement will bind and inure to the benefit of the parties hereto and their respective successors-in-interest. Nothing in this Merger Agreement will confer any rights or remedies on any person or entity other than the parties hereto and their respective successors-in-interest.

          (d)   Governing Law.    This Merger Agreement shall be governed by and construed in accordance with the WBCA as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to principles of conflicts of laws.

[The rest of this page is intentionally left blank.]

        Executed and delivered as an agreement under seal as of the date first above written.

IDI ACQUISITION CORP.

By:
Name: Steven E. Hartman
Title: President

INTERDENT SERVICE CORPORATION

By:
Name: Robert Hill
Title: Vice President & CFO

Solely for purposes of Section 6 hereof:

INTERDENT, INC.

By:
Name: Robert Hill
Title: Vice President & CFO

Exhibit A

Form of Delaware Certificate of Merger

STATE OF DELAWARE
CERTIFICATE OF MERGER OF
IDI ACQUISITION CORP. (a Delaware corporation)
WITH AND INTO
INTERDENT SERVICE CORPORATION (a Washington corporation)

Pursuant to Section 252(c) of the Delaware General Corporation Law (the "DGCL"), the undersigned corporation executed the following Certificate of Merger:

FIRST:    The name of each constituent corporation is InterDent Service Corporation, a Washington corporation, and IDI Acquisition Corp., a Delaware corporation.

SECOND:    An Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with Section 252(c) of the DGCL.

THIRD:    The name of the surviving corporation is InterDent Service Corporation, a Washington corporation.

FOURTH:    The Articles of Incorporation of the surviving corporation shall be its Articles of Incorporation.

FIFTH:    The Agreement and Plan of Merger between the aforesaid constituent corporations provides that the merger shall be effective under Delaware law upon the filing of this Certificate of Merger.

SIXTH:    The executed Agreement and Plan of Merger is on file at 222 North Sepulveda Boulevard, Suite 740, El Segundo, California 90245, the place of business of the surviving corporation.

SEVENTH:    A copy of the Agreement and Plan of Merger will be furnished by the surviving corporation, on request, and without cost, to any stockholder of the constituent corporations.

EIGHTH:    The surviving corporation agrees that it may be served with process in the State of Delaware in any proceeding for enforcement of any obligation of any constituent corporation of the State of Delaware, as well as for enforcement of any obligation of the surviving corporation, including any suit or other proceeding to enforce the rights of any stockholders as determined in appraisal proceedings pursuant to the provisions of Section 262 of the DGCL, and irrevocably appoints the Secretary of State of Delaware as its agent to accept services of process in any such suit or proceeding. The Secretary of State shall mail any such process to the surviving corporation at InterDent Service Corporation, 222 North Sepulveda Boulevard, Suite 740, El Segundo, California 90245 until the surviving corporation shall have hereafter designated in writing to the Secretary of State of Delaware a different address for such purpose.

        IN WITNESS WHEREOF, said surviving corporation has caused this certificate to be signed by an authorized officer, the 13th day of December, 2004.

INTERDENT SERVICE CORPORATION

By:
Name: Robert Hill
Title: Vice President and CFO

2

Exhibit B

Form of Washington Articles of Merger

STATE OF WASHINGTON
ARTICLES OF MERGER OF
IDI ACQUISITION CORP. (a Delaware corporation)
WITH AND INTO
INTERDENT SERVICE CORPORATION (a Washington corporation)

        Pursuant to the provisions of RCW 23B.11.050 and 23B.11.070 and Section 252(c) of the Delaware General Corporation Law (the "DGCL"), the undersigned corporations hereby submit the following Articles of Merger for filing with the Washington Secretary of State, for the purpose of merging IDI Acquisition Corp., a Delaware corporation ("IDI"), with and into InterDent Service Corporation, a Washington corporation (the "Surviving Corporation").

        1.     The Agreement and Plan of Merger between IDI and the Surviving Corporation (and solely for the purposes of Section 6 thereof, InterDent, Inc.) is attached hereto as Exhibit A and incorporated herein by this reference.

        2.     The merger was duly approved by the sole stockholder of IDI pursuant to the DGCL.

        3.     The approval of the shareholders of the Surviving Corporation was not required pursuant to RCW 23B.11.030.

        4.     The merger of IDI with and into the Surviving Corporation shall become effective upon the filing of these Articles of Merger with the Washington Secretary of State.

[signature page immediately follows]

        DATED this 13th day of December, 2004.

INTERDENT SERVICE CORPORATION
By:
Name: Robert Hill
Title: Vice President & CFO

IDI ACQUISITION CORP.
By:
Name: Steven E. Hartman
Title: President

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  Exhibit 3.1
  Exhibit A
  Exhibit B